                                                                    Exhibit 11.1


                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
      FOR THE THREE AND SIX MONTHS ENDED APRIL 28, 2002 AND APRIL 29, 2001
                                   (Unaudited)
                      (In Thousands, Except per Share Data)


                                                                             Three Months Ended               Six Months Ended
                                                                          -------------------------      --------------------------
                                                                          April 28,        April 29,        April 28,      April 29,
                                                                            2002             2001             2002           2001
                                                                          ---------        ---------        --------      ---------
Shares:
     Weighted average common shares outstanding                              7,110            7,078           7,109           6,954

     Net common shares issuable on exercise of
        stock options                                                           37(1)           461              92(1)          529
                                                                           -------          -------         -------       ---------
Weighted average common and common equivalent
   shares outstanding                                                        7,147            7,539           7,201           7,483
                                                                           =======          =======         =======       =========

(Loss) income from continuing operations                                   $    16          $   708         $  (298)      $   1,858

Loss from discontinued operation, net of  tax                                 --               --              --               (59)

Gain on sale of discontinued operation, net of tax                            --               --              --               207
                                                                           -------          -------         -------       ---------

(Loss) income before extraordinary item                                         16              708            (298)          2,006

Extraordinary loss early extinguishment of debt, net of tax                   (364)            --              (364)           (400)

                                                                           -------          -------         -------       ---------
Net (loss) income                                                          $  (348)         $   708         $  (662)      $   1,606
                                                                           =======          =======         =======       =========

Earnings per common share:
      Basic
         (Loss) income from continuing operations                          $  0.00          $  0.10         $ (0.04)      $    0.27
         Loss from discontinued operation                                     --               --              --             (0.01)
         Gain on sale of discontinued operation                               --               --              --              0.03
         Extraordinary loss early extinguishment of debt                     (0.05)            --             (0.05)          (0.06)
                                                                           -------          -------         -------       ---------
               Net (loss) income                                           $ (0.05)         $  0.10         $ (0.09)      $    0.23
                                                                           =======          =======         =======       =========

     Diluted
         (Loss) income from continuing operations                          $  0.00          $  0.09         $ (0.04)      $    0.25
         Loss from discontinued operation                                     --               --              --             (0.01)
         Gain on sale of discontinued operation                               --               --              --              0.03
         Extraordinary loss early extinguishment of debt                     (0.05)            --             (0.05)          (0.05)
                                                                           -------          -------         -------       ---------
               Net (loss) income                                           $ (0.05)         $  0.09         $ (0.09)      $    0.21
                                                                           =======          =======         =======       =========

Note (1) Not included in diluted earnings per share calculation as shares are anti-dilutive.